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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to inclusion of our report, dated March 20, 2000, relating to the consolidated cumulative amounts since November 20, 1991 (date of inception of the development stage), through December 31, 1999, of Medical Discoveries, Inc. and subsidiary appearing in this Form SB-2 (No. 333-121635).

We also consent to the reference to our firm under the captions "Experts" in the Registration Statement.


/s/ Tanner LC


Salt Lake City, Utah
May 24, 2006